Exhibit 2.1.1

2010-04-27	Corporations Canada 9th floor, Jean Edmonds Towers South 365 Laurier Avenue West Ottawa, Ontario K1A 0C8	Corporations Canada 9e étage, Tour Jean Edmonds sud 365, avenue Laurier ouest Ottawa (Ontario) K1A 0C8

Corporation Information Sheet	Fiche de renseignements concernant la Société
Canada Business Corporations Act (CBCA)	Loi canadienne sur les sociétés par actions (LCSA)

7536321 Canada Inc.

Corporation Number	753632-1	Numéro de société

Corporation Key Required for changes of address or directors online	77759271	Clé de société Requise pour mettre à jour en ligne l’adresse du siège social ou l’information concernant les administrateurs

Anniversary Date Required to file annual return	04-27 (mm-dd/mm-jj)	Date anniversaire Requise pour le dèpòt du rapport annuel

Annual Return Filing Period Starting in 2011	04-27 to/au 06-26 (mm-dd/mm-jj)	Période pour déposer le rapport annuel Dèbutant en 2011

Reporting Obligations

A corporation can be dissolved if it defaults in filing a document required by the CBCA. To understand the corporation’s reporting obligations, consult Keeping Your Corporation in Good Standing (enclosed or available on our website).

Corporate Name

Where a name has been approved, be aware that the corporation assumes full responsibility for any risk of confusion with existing business names and trademarks (including those set out in the NUANS® search report). The corporation may be required to change its name in the event that representations are made to Corporations Canada and it is established that confusion is likely to occur. Also note that any name granted is subject to the laws of the jurisdiction where the corporation carries on business. For additional information, consult Protecting Your Corporate Name (enclosed or available on our website).

Obligations de déclaration

Une société peut étre dissoute si elle omet de déposer un document requis par la LCSA. Pour connaitre les obligations de déclaration de la société veuillez consulter la brochure Maintenir votre société en conformité, ci-jointe ou disponible dans notre site Web.

Dénomination sociale

En dépit du fait que Corporations Canada ait approuvé la dénomination sociale, il faut savoir que la société assume toule responsabilité de risque de confusion avec toutes dénominations commerciales, marques de commerce existantes (y compris celles qui sont citées dans le rapport de recherche NUANSMD). La société devra peut-étre changer sa dénomination advenant le cas ou des represéntations soient faites auprés de Corporations Canada établissant qu’il existe uné probabilité de confusion. II faut aussi noter que toute dénomination octroyée est assujettie aux lois de l’autorité législative où la société méne ses activités. Pour obtenir de l’information supplémentaire, veuillez consulter le document Protection de la dénomination sociale ci-joint ou disponible dans notre site Web.

Telephone / Téléphone	Email / Courriel	Website / Site Web
1-866-333-5556	corporationscanada@ic.gc.ca	www.corporationscanada.ic,gc.ca

Certificate of Incorporation	Certificat de constitution
Canada Business Corporations Act	Lai canadienne sur les sociétés par actions

7536321 Canada Inc.

Corporate name / Dénomination sociale

753632-1

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the Canada Business Corporations Act.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituté en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Richard G. Shaw

Richard G. Shaw

Director / Directeur

2010-04-27

Date of Incorporation (YYYY-MM-DD)

Date de constitution (AAAA-MM-JJ)

Form 1	Formulaire 1
Articles of Incorporation	Statuts constitutifs
Canada Business Corporations	Loi canadienne sur les sociétés
Act (s. 6)	par actions (art. 6)

1	Corporate name

Dénomination sociale

7536321 Canada Inc.

2	The province or territory in Canada where the registered office is situated

La province ou le territoire au Canada où est situé le siége social

ON

3	The classes and any maximum number of shares that the corporation is authorized to issue

Categories et le nombre maximal d’actions que la société est autorisée à émettre

See attached schedule/ Voir I’annexe ci-jointe

4	Restrictions on share transfers

Restrictions sur le transfert des actions

See attached schedule / Voir I’annexe ci-jointe

5	Minimum and maximum number of directors
Nombre minimal et maximal d’administrateurs

Min. 1 Max. 10

6	Restrictions on the business the corporation may cany on

Limites imposees a l’activité commercialé de la societe

None

7	Other Provisions

Autres dispositions

See attached schedule / Voir I’annexe ci-jointe

8.	Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.

Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Cameron Rusaw	100 King Street West, Suite
	4400, Toronto ON	Original signed by / Original signé par
	M5X 1B1, Canada	Cameron Rusaw

Cameron Rusaw

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota: Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3419(2008/04)

Schedule / Annexe

Description of Classes of Shares / Description des catégories d’actions

The Corporation is authorized to issue an unlimited number of shares of one class to be designated as common shares. The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

1. Dividends

1.1 The holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine, and all dividends which the Corporation may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

2. Dissolution

2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

3. Voting Rights

3.1 The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation.

Schedule / Annexe

Restrictions on Share Transfers / Restriction sur le transfert d’actions

The right to transfer securities of the Corporation (other than debt securities that are not convertible into shares of the Corporation) shall be restricted in that no holder of such securities shall be entitled to transfer any such securities without either:

(a) if the transfer of such securities is restricted by any security holders’ agreement, complying with such restrictions in such agreement; or

(b) if there are no such restrictions, either:

(i) the express sanction of the holders of more than 50% of the voting shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares; or

(ii) the express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors entitled to vote on that resolution at a meeting of directors.

Schedule / Annexe

Other Provisions / Autres dispositions

The board of directors of the Corporation may, at any time and from time to time, by resolution appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next following annual meeting of shareholders of the Corporation, provided that the total number of directors so appointed by the board of directors of the Corporation during the period between any two annual meetings of shareholders of the Corporation shall not exceed one-third of the number of directors elected at the earlier of such two annual meetings of shareholders of the Corporation.

Form2 Initial Registered Office Address and First Board of Directors	Formulaire 2 Siege social initial et premier conseil d’administration
Canada Business Corporations Act (CBCA) (s. 19 and 106)	Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1	Corporate name

Dénomination sociale

7536321 Canada Inc.

2	Address of registered office

Adresse du siège social

100 King Street West

1 First Canadian Place, Suite 4400

Toronto ON M5X 1B1

3	Additional address

Autre adresse

4	Members of the board of directors

Membres du conseil d’administration

Resident Canadian
Résident Canadien
Cameron Rusaw	32 HawthornAvenue, Toronto ON	Yes / Oui
M4W 2Z2, Canada

5	Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.

Déclaration : J’atteste que je possède une connaissance suffisarite et que je suis autorisé(e) à signer le présent formulaire.

Original signed by/ Original signé par Cameron Rusaw

Cameron Rusaw 416-863-5555

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of (the CBCA).

Nota: Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible’ d’une amende maximale de 5000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 2904 (2008/04)

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

POSTMEDIA NETWORK INC.

Corporate name / Dénomination sociale

753632-1

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 179 de la.Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

/s/ Aïssa Aomari
Aïssa Aomari Deputy Director / Directeur adjoint 2010-06-25 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Form 4 Articles of Amendment Canada Business Corporations Act (CBCA) (s. 27 or 177)	Formulaire 4 Clauses modificatrices Loi canadienne sur les sociétés par actions (LCSA) (ad. 27 ou 177)

1	Corporate name

Dénomination sociale

7536321 Canada Inc.

2	Corporation number

Numéro de la société

753632-1

3	The articles are amended as follows

Les statuts sont modifiés de la facon suivante

The corporation changes its name to:

La dénomination sociale est modifiée pour:

POSTMEDIA NETWORK INC.

4	Declaration: I certify that I am a director or an officer of the corporation.

Déclaration :. J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par Paul Godfrey
Paul Godfrey 416-383-2433

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(l) of the CBCA).

Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3069 (2008/04)